Emergent Group Inc.
                             932 Grand Central Ave.
                               Glendale, CA 91201





                                  May 27, 2005


Mr. Bruce Haber
BJH Management
Suite 402
145 Huguenot Street
New Rochelle, NY 10801

Dear Mr. Haber:

     This is to confirm that Section 7 of your employment contract is amended in full to read as follows:

     "The term of Haber's employment hereunder shall continue until June 30, 2006, unless terminated prior thereto in accordance with Section 10 hereof. On or before June 1 of each year following June 30, 2005, Company must offer to extend this Agreement for a period of one additional year on terms no less favorable than the then existing terms of this Agreement, unless Haber has been released by the applicable institutional lender(s) from all personal guarantees of Company loans or Company has retired all outstanding indebtedness owed to such lender(s)."

                                               Very truly yours,


                                               /s/ William McKay
                                               ------------------
                                                   William McKay
                                                   Chief Financial Officer


Agreed and accepted by


/s/ Bruce J. Haber
------------------
    Bruce J. Haber